UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	February 23, 2022

The Marcus Corporation

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

(414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2022, The Marcus Corporation (the “Company”) announced that Douglas A. Neis will retire as Executive Vice President and Chief Financial Officer effective as of May 15, 2022 (the “Retirement Date”). Until the Retirement Date, Mr. Neis will continue to serve the Company on a full time basis in his current officer position and will receive from the Company his normal salary and other compensation and benefits otherwise due to him, through the Retirement Date. Following the Retirement Date, Mr. Neis has agreed to serve as an advisor to the Company. In connection with Mr. Neis’ retirement, the Company also announced that Chad Paris will be appointed as the Chief Financial Officer of the Company effective as of May 15, 2022.

Prior to joining The Marcus Corporation in October 2021 as the Company’s Corporate Controller and Treasurer, Mr. Paris, 40, served as Senior Vice President and Chief Financial Officer at Jason Group, Inc., formerly Jason Industries, Inc. (“Jason Group”), a Milwaukee-based global manufacturing company from August 2017 to April 2021, where he led the company’s accounting and reporting, financial planning and analysis, tax, treasury, investor relations and information technology functions. Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Paris served as Jason Group’s Director of External Reporting from June 2014 to June 2015, its Vice President of Investor Relations, Financial Planning & Analysis, from June 2015 to December 2016, and Vice President Finance – Finishing Americas from December 2016 to August 2017. Prior to joining Jason Group, Mr. Paris served as Audit Senior Manager for Deloitte & Touche LLP, a global accounting firm and professional services network. Mr. Paris holds a master’s degree in management with an emphasis in accounting and a bachelor’s degree in finance and real estate from the University of Wisconsin – Milwaukee. He is also a certified public accountant in the state of Wisconsin.

In connection with Mr. Paris’s appointment, the Compensation Committee of the Board of Directors of the Company approved: (i) an award to Mr. Paris under the Company’s long-term incentive plan consisting of 23,000 stock options and 5,200 shares of restricted stock; (ii) effective as of the Retirement Date, an increase of his annual base salary to $385,000; and (iii) a target annual cash bonus of approximately 40% of his base salary for fiscal 2022.

There are no arrangements or understandings between Mr. Paris and any other person pursuant to which Mr. Paris was selected as an officer, there are no family relationships between Mr. Paris and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Paris has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the Company’s CFO succession plans is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit
Number

(99.1)	Press Release of The Marcus Corporation, dated February 24, 2022, regarding the retirement of Douglas A. Neis and appointment of Chad Paris as Chief Financial Officer.
(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: February 24, 2022	By:	/s/ Thomas F. Kissinger
Thomas F. Kissinger
Senior Executive Vice President, General Counsel and Secretary